EXHIBIT (h)

SERIES D AUCTION RATE PREFERRED STOCK

KAYNE ANDERSON MLP INVESTMENT COMPANY

FORM OF UNDERWRITING AGREEMENT

April __, 2005

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
As Representatives of the several Underwriters

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

     Ladies and Gentlemen:

     Kayne Anderson MLP Investment Company, a Maryland corporation (the “Company”), proposes to, subject to the terms and conditions stated herein, issue and sell to Lehman Brothers Inc., Citigroup Global Markets Inc. and UBS Securities LLC (each an “Underwriter and, together the “Underwriters”) [___] shares of its Series D Auction Rate Preferred Stock, $25,000 liquidation preference per share (the “ARP Shares”). The Company and the Company’s investment adviser, Kayne Anderson Capital Advisors, L.P., a California limited partnership (the “Investment Adviser”), each wishes to confirm its agreement concerning the purchase of the ARP Shares from the Company by the Underwriters.

     The Company has entered into an Investment Advisory Agreement with the Investment Adviser dated September 27, 2004, as amended (the “Advisory Agreement”); a Custody Agreement with The Custodial Trust Company, dated September 27, 2004 (the “Custody Agreement”); a Transfer Agency Agreement with the American Stock Transfer & Trust Company, dated September 27, 2004 (the “Transfer Agency Agreement”); a Fund Accounting Agreement with Ultimus Fund Solutions, LLC, dated September 27, 2004 (the “Accounting Agreement”); and an Auction Agency Agreement, including the form of Broker-Dealer Agreement, with The Bank of New York, a New York banking corporation, to be dated ___, 2005 (the “Auction Agreement”). Collectively, the Advisory Agreement, the Custody Agreement, the Transfer Agency Agreement, the Accounting Agreement and the Auction Agreement are referred to herein as the “Company Agreements.” This Underwriting Agreement is herein referred to as the “Agreement.”

     Section 1.     Representations, Warranties and Agreements of the Company and the Investment Adviser. The Company and the Investment Adviser jointly and severally represent, warrant and agree that:

          (a)     A registration statement on Form N-2 (File No. 333-122380 and 811-21593) as amended by Pre-Effective Amendment No. 1 and Pre-Effective Amendment No. 2 with respect to the ARP Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act (the “1933 Act Rules and Regulations”) and the 1940 Act (the “1940 Act Rules and Regulations,” and, together with the 1933 Act Rules and Regulations, the “Rules and Regulations”), (ii) been filed with the Commission under the Securities Act and the 1940 Act and (iii) become effective under the Securities Act. If any post-effective amendment to such registration statement has been filed with the Commission prior to execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus and related statement of additional information included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with your consent pursuant to Rule 497(a) of the 1933 Act Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus (including the statement of additional information) filed with the Commission pursuant to Rule 497 of the 1933 Act Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus and the statement of additional information filed with the Commission pursuant to Rule 497(h) of the Securities Act. If the Company has filed a registration statement to register additional ARP Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

          (b)     The Company is duly registered under the 1940 Act as a closed-end, non-diversified, management investment company. A notification of registration of the Company as an investment company under the 1940 Act on Form N-8A (the “1940 Act Notification”) has been prepared by the Company in conformity with the 1940 Act and has been filed with the Commission and, at the time of filing thereof and at the time of filing any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act and the 1940 Act Rules and Regulations. The Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them).

          (c)     No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the 1940 Act and the 1940 Act Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act) and the rules and regulations adopted by the Commission under the Investment Advisers Act (the “Investment Advisers Act Rules and Regulations”).

          (d)     The Registration Statement and the 1940 Act Notification conform, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act, the 1940 Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and the 1940 Act Notification and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the 1940 Act Notification or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriters or on the Underwriters’ behalf specifically for inclusion therein.

          (e)     The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly registered and qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either) requires such qualification, and has all power and authority necessary to own or hold property and to conduct the business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either), except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, management, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”). The Company has no subsidiaries.

          (f)     The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Registration Statement and the Prospectus (and any amendment or supplement to either).

          (g)     The ARP Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the ARP Shares will conform to the description thereof contained in the Registration Statement and the Prospectus (and any amendment or supplement to either). Upon payment for and delivery of the ARP Shares to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and valid title to the ARP Shares, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, or any other claim of any third party.

          (h)     This Agreement and each of the Company Agreements have been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether enforcement is considered in a proceeding in equity or at law.

          (i)     None of the execution, delivery and performance of this Agreement by the Company, the performance of the Company Agreements or the consummation of the transactions contemplated hereby and thereby (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Company under the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the Articles of Incorporation, as amended and in effect on the date hereof (the “Charter”) or Bylaws of the Company or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect; and except for the registration of the ARP Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1940 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws in connection with the purchase and distribution of the ARP Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company, the performance of the Company Agreements or the consummation of the transactions contemplated hereby and thereby.

          (j)     There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The holders of the Company’s outstanding shares of capital stock are not entitled to preemptive or other rights to subscribe for the ARP Shares. There are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company.

          (k)     The Company has not sustained, since the date of the latest audited financial highlights included in the Prospectus, any material loss or interference with its business that has had, or could reasonably be expected to have, a Material Adverse Effect, whether from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or long-term debt of the Company (other than the issuance of the auction rate senior notes of the Company) or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company that has had or could reasonably be expected to have a Material Adverse Effect, other than as set forth or contemplated in the Prospectus.

          (l)     The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (m)     PricewaterhouseCoopers LLP, who have certified the financial statements of the Company, whose report appears in the Prospectus and who have delivered the letters referred to in Sections 8(f) and (g) hereof, have represented to the Company that they are independent registered public accountants as required by the Securities Act, the 1940 Act and the Rules and Regulations.

          (n)     The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its property and as is customary for companies engaged in similar businesses in similar industries.

          (o)     There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which is reasonably likely to be determined adversely to the Company and, if determined adversely to the Company, would be reasonably likely to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (p)     There are no contracts or other documents which are required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the 1940 Act or by the Rules and Regulations which have not been described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement.

          (q)     No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, suppliers or service providers of the Company on the other hand, which is required to be described in the Registration Statement or the Prospectus which is not so described.

          (r)     The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have a Material Adverse Effect.

          (s)     The Company has not made and will not make an election under Section 851(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provisions thereto, to be treated as a regulated investment company (“RIC”) for federal income tax purposes; provided however, that the Company may, in the future, seek to elect to be treated as a RIC if legislation is enacted that would allow the Company to do so while maintaining the Company’s investment objective.

          (t)     Since the date as of which information is given in the Registration Statement and the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities other than shares of common stock of the Company, (ii) incurred any liability or obligation, direct or contingent, other than the auction rate senior notes of the Company and non-material liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its common stock except for any dividend payment announced prior to the date hereof.

          (u)     The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization and with the investment policies and restrictions of the Company and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Code, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (v)     The Company is not (i) in violation of its Charter or Bylaws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (w)     Neither the Company nor the Investment Adviser, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Investment Adviser, has (i) used any funds of the Company or the Investment Adviser for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from any funds of the Company or the Investment Adviser, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (x)     Neither the Company nor any employee or agent of the Company nor the Investment Adviser has made any payment of funds of the Company or the Investment Adviser or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus or the Registration Statement which is not so disclosed.

          (y)     Other than this Agreement and the arrangements disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company or the Investment Adviser and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

          (z)     The statistical, market-related and industry data (other than data provided by the Underwriters on page ___under the heading “Market Opportunity — MLPs provide steady distributions with attractive growth profiles”) included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate.

          (aa)     The Company, subject to the filing of the Prospectus under Rule 497 under the 1933 Act Rules and Regulations, has taken all required action under the Securities Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the ARP Shares as contemplated by this Agreement.

          (bb)     Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), the Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the ARP Shares to facilitate the sale or resale of the ARP Shares.

          (cc)     All advertising, sales literature, promotional materials or any other materials or information (including “prospectus wrappers,” “broker kits” and any roadshow or investor presentations), whether in oral, printed or electronic form, authorized, provided or prepared by the Company or the Investment Adviser in connection with the offering and sale of the ARP Shares (collectively, the “Marketing Materials”) complied and comply in all material respects with the applicable requirements of the Securities Act, the 1933 Act Rules and Regulations and the rules and interpretations of the National Association of Securities Dealers, Inc. (“NASD”) and if required to be filed with the NASD under the NASD’s conduct rules were provided to Morrison & Foerster LLP, counsel for the Underwriters, for filing. No Marketing Materials contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (dd)     This Agreement and each of the Company Agreements complies in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Investment Advisers Act and the Investment Advisers Act Rules and Regulations.

          (ee)     The Company is in compliance with and will continue to comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

          (ff)     Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Underwriters.

     Section 2.     Representations, Warranties and Agreements of the Investment Adviser. The Investment Adviser represents, warrants and agrees that:

          (a)     The Investment Adviser has been duly organized or formed and is validly existing as a limited partnership in good standing under the laws of the State of California, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either) requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either), except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

          (b)     The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act and there does not exist any proceeding or any facts or circumstances the existence of which could lead to any proceeding which could affect adversely the registration or good standing of the Investment Adviser with the

Commission. The Investment Adviser is not prohibited by the Investment Advisers Act, the 1940 Act, the Investment Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Company Agreements (to which the Investment Adviser is a party) as contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto).

          (c)     This Agreement and the Company Agreements (to which the Investment Adviser is a party) have each been duly authorized, executed and delivered by the Investment Adviser, and constitute valid and legally binding agreements of the Investment Adviser, enforceable against the Investment Adviser in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law.

          (d)     None of the execution, delivery and performance of this Agreement, the performance of the Company Agreements (to which the Investment Adviser is a party) or the consummation of the transactions contemplated hereby and thereby (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Company under the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound or to which any of the property or assets of the Investment Adviser is subject, (ii) result in any violation of the provisions of the certificate of limited partnership or limited partnership agreement or other organizational documents of the Investment Adviser or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investment Adviser or any of its properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect; and except for the registration of the ARP Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the ARP Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the performance of the Company Agreements (to which the Investment Adviser is a party) or the consummation of the transactions contemplated hereby and thereby.

          (e)     The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and under this Agreement and the Company Agreements (to which the Investment Adviser is a party).

          (f)     The Investment Adviser carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its property and as is customary for companies engaged in similar businesses in similar industries.

          (g)     The description of the Investment Adviser and its business, and the statements attributable to the Investment Adviser, in the Registration Statement and the Prospectus (and any amendment or supplement to either) conformed and conform in all material respects with the provisions of the Securities Act, the 1940 Act, the Investment Advisers Act, the Rules and Regulations and the Investment Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.

          (h)     There are no legal or governmental proceedings pending to which the Investment Adviser is a party or of which any property or assets of the Investment Adviser is the subject which is reasonably likely to be determined adversely to the Investment Adviser and, if determined adversely to the Investment Adviser, would be reasonably likely to have a Material Adverse Effect; and to the best of the Investment Adviser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (i)     Since the date as of which information is given in the Registration Statement and the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, there have been no transactions entered into by the Investment Adviser which would be reasonably likely to have a Material Adverse Effect.

          (j)     This Agreement and each of the Company Agreements (to which the Investment Adviser is a party) comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Investment Advisers Act and the Investment Advisers Act Rules and Regulations.

          (k)     Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), the Investment Adviser has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the ARP Shares to facilitate the sale or resale of the ARP Shares.

          (l)     The Investment Adviser is not (i) in violation of its certificate of limited partnership or limited partnership agreement or other organizational documents, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (m)     Neither the Investment Adviser, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Investment Adviser has (i) used any funds of the Company or the Investment Adviser for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from any funds of the Company or the Investment Adviser, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (n)     Neither the Investment Adviser nor any employee or agent of the Investment Adviser has made any payment of funds to the Company or the Investment Adviser or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus or Registration Statement which is not so disclosed.

          (o)     Other than this Agreement and as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Investment Adviser and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

     Section 3.     Purchase of the ARP Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of ARP Shares at the purchase price set forth opposite its name on Schedule I hereto.

     The Company shall not be obligated to deliver any of the ARP Shares on the Delivery Date (as hereinafter defined), except upon payment for all the ARP Shares to be purchased on the Delivery Date as provided herein.

     Section 4.     Offering of ARP Shares by the Underwriters. The Underwriters propose to offer the ARP Shares for sale upon the terms and conditions set forth in the Prospectus.

     Section 5.     Delivery of and Payment for the ARP Shares. Delivery of and payment for the ARP Shares shall be made at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 or through the facilities of the Depository Trust Company or another mutually agreeable facility, at 10:00 A.M., New York City time, on [___, 2005] or at such other date or place as shall be determined by agreement between the Representatives and the Company (the “Delivery Date”). On the Delivery Date, the Company (i) shall deliver or cause to be delivered the ARP Shares to the Underwriters through the facilities of the Depository Trust Company against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds and (ii) upon receipt of the purchase price of the ARP Shares, pay to the Underwriters the underwriting discounts and commissions set forth on the front cover page of the Prospectus by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

     Section 6.     Further Agreements of the Company and the Investment Adviser. The Company and the Investment Adviser covenant and agree that:

          (a)     If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective under the Securities Act before the offering of the ARP Shares may commence, to use its reasonable best efforts to cause the Registration Statement or such post-effective amendment to become effective under the Securities Act as soon as possible; if the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the 1933 Act Rules and Regulations, to file a Prospectus with the Commission pursuant to Rule 497(h) of the 1933 Act Rules and Regulations as promptly as possible, not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; if the Registration Statement does not so omit such information, the Company will file a Prospectus pursuant to Rule 497(c) or (j) of the 1933 Act Rules and Regulations as promptly as possible, not later than the fifth business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the ARP Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b)     To deliver promptly to the Representatives and to counsel for the Underwriters such number of the following documents as it shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the ARP Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to the Representatives and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (c)     To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

          (d)     Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 497 of the 1933 Act Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;

          (e)     As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (f)     For a period of three years following the Effective Date, to furnish to the Representatives, to the extent such information is not freely available on the Internet, copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (g)     Promptly from time to time, to take such action as the Representatives may reasonably request to qualify the ARP Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ARP Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (h)     For a period of 180 days from the date of the Prospectus, not to, without the prior written consent of Lehman Brothers Inc., directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any ARP Shares or securities convertible into or exchangeable for ARP Shares, or sell or grant options, rights or warrants with respect to any ARP Shares or securities convertible into or exchangeable for ARP Shares, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such ARP Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ARP Shares or other securities, in cash or otherwise; and

          (i)     To apply the net proceeds from the sale of the ARP Shares in a manner consistent with the investment objectives, policies and restrictions of the Company as set forth in the Prospectus.

     Section 7.     Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the ARP Shares and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act and the 1940 Act of the Registration Statement, the Prospectus, and the 1940 Act Notification and any amendments or supplements and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the ARP Shares; (e) the preparation, issuance and delivery of the certificates for the ARP Shares, if any, to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the ARP Shares to the Underwriters, (f) any applicable listing or other fees including the fees paid to the rating agencies in connection with the rating of the ARP Shares; (g) the fees and expenses of qualifying the ARP Shares under the securities laws of the several jurisdictions as provided in Section 6(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters which shall not exceed $5,000); (h) all costs and reasonable expenses of the Underwriters, other than the fees and disbursements of counsel; (i) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company, of the transfer agent and the auction agent as set forth in the Auction Agreement; and (j) all other costs and reasonable expenses incident to the performance of the obligations of the Company under this Agreement.

     Section 8.     Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Investment Adviser contained herein, to the performance by the Company and the Investment Adviser of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a)     The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the

Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b)     All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Auction Agreement, the ARP Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c)     The Company shall have furnished to the Representatives, in form and substance reasonably satisfactory to the Representatives, the written opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Company, dated the Delivery Date, to the effect of paragraphs (i) through (xiv), and the written opinion of Venable LLP, special Maryland counsel to the Company, dated the Delivery Date, to the effect of paragraph (xv) through (xxiv) below:

            (i)     Based solely on a review of good standing certificates of the Secretary of State of California and the State Department of Assessments and Taxation of Maryland, the Company is duly qualified to do business and is in good standing under the laws of each such jurisdiction;

            (ii)     To the knowledge of such counsel, there is no pending, contemplated or threatened action, suit or proceeding by or before any federal or state court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

            (iii)     The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion (which opinion is based solely on telephonic advice received by such counsel from the Commission), the Prospectus was filed with the Commission pursuant to Rule 497 of the 1933 Act Rules and Regulations on the date specified in such opinion, and to the knowledge of such counsel, based solely on telephonic advice received by such counsel from the Commission, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose is pending or threatened by the Commission;

            (iv)     The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Delivery Date (except for the financial statements and related schedules therein, as to which such counsel need express no belief) comply as to form in all material respects with the requirements of the Securities Act, the 1940 Act and the Rules and Regulations;

            (v)     The Company is not (i) in violation of its Articles or by-laws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material instrument or agreement which is listed on Exhibit A to such opinion, or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect;

            (vi)     To such counsel’s knowledge, there are no contracts, agreements, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the 1940 Act or by the Rules and Regulations which have not been described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement;

            (vii)     This Agreement and each of the Company Agreements has been duly authorized, executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, and, each of the Company Agreements are enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless of whether enforcement is considered in a proceeding in equity or at law;

            (viii)     This Agreement and the Company Agreements comply in all material respects with all applicable provisions of the 1940 Act, the Investment Advisers Act, the 1940 Act Rules and Regulations and the Investment Advisers Act Rules and Regulations;

            (ix)     To the best of such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

            (x)     The Company is duly registered with the Commission under the 1940 Act as a closed-end, management investment company and the 1940 Act Notification has been duly filed with the Commission, and, at the time of filing thereof and at the time of filing any amendment or supplement thereto through the date of the opinion, conformed in all material respects with all applicable provisions of the 1940 Act and the 1940 Act Rules and Regulations and, to the best of such counsel’s knowledge after reasonable inquiry, the Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them through the date of the opinion);

            (xi)     All required action has been taken by the Company under the Securities Act, the Exchange Act and the 1940 Act to make the public offering and consummate the sale of the ARP Shares pursuant to this Agreement; the provisions of the Charter and Bylaws of the Company comply as to form in all material respects with the requirements of the 1940 Act; the provisions of the Charter and Bylaws of the Company and the investment policies and restrictions described in the Prospectus under the heading “Investment Objective and Policies” comply in all material respects with the requirements of the 1940 Act; and

            (xii)     The statements made in the Registration Statement and the Prospectus (and any amendment or supplement thereto through the date of the opinion) under the caption “Tax Matters” and in the Statement of Additional Information under the caption “Tax Matters” insofar as they purport to constitute summaries of legal matters, agreements, documents or proceedings discussed therein, accurately and fairly summarize such legal matters, agreements, documents or proceedings described therein in all material respects;

            (xiii)     None of the issue and sale of the ARP Shares being delivered on the Delivery Date by the Company pursuant to this Agreement, the execution, delivery and performance by the Company of this Agreement, the performance by the Company of each of the Company Agreements or the consummation of the transactions contemplated hereby and thereby (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Company under the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or (ii) result in the violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of their properties or assets, except such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect;

            (xiv)     No consent, approval, authorization or order of, or filing or registration with, any federal or California governmental agency or body, or to such counsel’s knowledge, any California or United States federal court, is required for the execution, delivery and performance of this Agreement, the performance of the Company Agreements by the Company or the consummation of the transactions contemplated hereby, except for (a) those that have been made or obtained under the Acts, (b) those under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the ARP Shares by the Underwriters in the manner contemplated in this Agreement and in the Prospectus (as to which such counsel expresses no opinion), (c) any necessary approval of the Corporate Financing Department of NASD Regulation, Inc. (as to which such counsel expresses no opinion), and (d) such other approvals (specified in such opinion) as have been obtained;

            (xv)     The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

            (xvi)     The Company has the corporate power to own its properties or assets and to conduct its business as described in the Prospectus under the caption “Kayne Anderson MLP Investment Company”;

            (xvii)     The Company has the corporate power to execute and deliver this Agreement and the Company Agreements and to perform its obligations thereunder. The execution and delivery of each of this Agreement and the Company Agreements by the Company has been duly authorized by the Company. Each of this Agreement and the Company Agreements has been duly executed, and so far as known to such counsel, delivered by the Company;

            (xviii)     The Company has the number of authorized shares of stock set forth in the Prospectus under the heading “Capitalization”. All of the shares of common stock, $0.001 par value per share, of the Company issued and outstanding immediately prior to the issuance of the ARP Shares have been duly authorized and are validly issued, fully paid and non-assessable;

            (xix)     The Common Stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the heading “Description of Capital Stock”;

            (xx)     The ARP Shares being delivered on the Delivery Date to the Underwriters hereunder have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Resolutions of the Board of Directors of the Company authorizing their issuance, will be validly issued, fully paid and non-assessable;

            (xxi)     The ARP Shares conform as to legal matters in all material respects to the statements concerning them contained in the Prospectus under the heading “Series D Auction Rate Preferred Shares” and, except as otherwise provided in Part II of the Articles Supplementary setting forth the terms of the ARP Shares (the “Articles Supplementary”) and in any other provision of the Articles Supplementary relating to the auction process, there are no restrictions upon the transfer of any of the ARP Shares pursuant to the Company’s Charter or Bylaws;

            (xxii)     The ARP Shares are not subject to preemptive rights under the Maryland General Corporation Law, the Charter or the Bylaws;

            (xxiii)     The statements contained in the Registration Statement and the Prospectus, under the caption “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” and in the Statement of Additional Information under the caption “Limitation on the Liability of Directors” insofar as such statements purport to summarize certain provisions of Maryland law or the Company’s Charter and Bylaws constitute a fair summary of such provisions and are accurate in all material respects; and

            (xxiv)     The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of the Charter or the Bylaws or any Maryland law or regulation, or, so far as is known to such counsel, any order of any Maryland governmental authority (other than any law, regulation or order in connection with the securities laws of the State of Maryland, as to which no opinion is expressed by such counsel).

     In rendering such opinions, such counsel (A) may state that their opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of California or the State of Maryland and (B) may rely, as to matters of fact, upon the representations and warranties made by the Company and the Adviser herein and on certificates and written statements of officers and employees of and accountants for the Company and the Adviser and of public officials. Except as otherwise specifically provided herein, when giving their opinions to their “knowledge”, such counsel has relied solely upon an inquiry of the attorneys of that firm who have worked on matters for the Company, on certificates or written statements of officers of the Company and, where appropriate, a review of the Registration Statement, Prospectus, exhibits to the Registration Statement, the Charter and Bylaws of the Company and a review of the minute books of the Company and have made no other investigation or inquiry.

     Such opinions shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which would lead such counsel to believe that the Registration Statement (except for the financial statements and related schedules therein, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except for the financial statements and related schedules therein, as to which such counsel need express no belief) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified and is not passing upon and does not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus except as to the extent expressly stated in the opinion of such counsel.

          (d)     Counsel to the Investment Adviser, shall have furnished to the Representatives their written opinion, addressed to the Representatives and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

            (i)     The Investment Adviser has been duly formed and is validly existing as a limited partnership in good standing under the laws of the

State of California, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either) requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either), except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect;

            (ii)     The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act and is not prohibited by the Investment Advisers Act, the 1940 Act, the Investment Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Company Agreements (to which the Investment Adviser is a party) as contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto);

            (iii)     The description of the Investment Adviser and its business, and the statements attributable to the Investment Adviser, in the Registration Statement and the Prospectus (and any amendment or supplement thereto) complied and comply in all material respects with the provisions of the Securities Act, the 1940 Act, the Investment Advisers Act, the Rules and Regulations and the Investment Advisers Act Rules and Regulations;

            (iv)     This Agreement and the Advisory Agreement have each been duly authorized, executed and delivered by the Investment Adviser, and constitute the valid and legally binding agreements of the Investment Adviser, and, with respect to the Advisory Agreement is enforceable against the Investment Adviser in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law;

            (v)     None of the execution, delivery and performance of this Agreement by the Investment Adviser, the performance of the Advisory Agreement or the consummation of the transactions contemplated hereby and thereby (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Investment Adviser under the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound or to which any of the property or assets of the Investment Adviser is subject, (ii) result in any violation of the provisions of the certificate of limited partnership or limited partnership agreement or other organizational documents of the Investment Adviser or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investment Adviser or any of its properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches and violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect; and except for the registration of the ARP Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the ARP Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the performance of the Advisory Agreement or the consummation of the transactions contemplated hereby and thereby;

            (vi)     The Investment Adviser is not (i) in violation of its certificate of limited partnership or limited partnership agreement or other organizational documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect; and

            (vii)     Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Investment Adviser is a party or of which any property or assets of the Investment Adviser is the subject which is reasonably likely to be determined adversely to the Investment Adviser and, if determined adversely to the Investment Adviser, would be reasonably likely to have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of California.

     Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Investment Adviser in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which would lead such counsel to believe that the Registration Statement (except for the financial statements and related schedules therein, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

          (e)     The Representatives shall have received from Morrison & Foerster LLP, counsel to the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the ARP Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f)     At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

          (g)     With respect to the letter or letters of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “Initial Letter”), the Company shall have furnished to the Representatives a letter (the “Bring-down Letter”) of such accountants, addressed to the Representatives and dated the Delivery Date (i) confirming that they are registered independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

          (h)     The Company shall have furnished to the Representatives on the Delivery Date a certificate, dated the Delivery Date, of its Chairman of the Board of Directors, its Chief Executive Officer or President and its Chief Financial Officer or Treasurer, Secretary or an Assistant Treasurer stating that:

            (i)     The representations, warranties and agreements of the Company contained herein and in the Auction Agreement are true and correct as of the date hereof and as of the Delivery Date; the Company has complied with all its agreements contained herein prior to or on the Delivery Date; and the conditions set forth in Section 8 have been fulfilled;

            (ii)     Since the respective dates as of which information is given in the Prospectus, other than as set forth in or contemplated by the Prospectus, (A) there has not occurred any change or any development that might have a Material Adverse Effect, (B) there has not been any change in the capital stock, short-term debt or long-term debt of the Company that might have a Material Adverse Effect, (C) the Company has not incurred any material liability or obligation, direct or contingent, (D) there has not occurred a material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (E) the Company has not declared or paid any dividend on its             shares of common stock, except for dividends declared in the ordinary course of business, and, except as set forth in or contemplated by the Prospectus, the Company has not entered into any transaction (other than purchases and sales of portfolio transactions) or agreement (other than investment-related agreements) material to the Company;

            (iii)     They have examined the Registration Statement and the Prospectus and, in their opinion (and in forming such opinion each officer may rely on information provided by the other parties to this Agreement) (A) as of the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) as of its date and the Delivery Date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) since the Effective Date, no event has occurred which should have been set forth in a supplement to, or amendment of, the Prospectus which has not been set forth in such a supplement or amendment; and

            (iv)     The Company is not (i) in violation of its Charter or Bylaws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (i)     The Investment Adviser shall have furnished to the Representatives on the Delivery Date a certificate, dated the Delivery Date, of the Chairman of its Board of Directors, President, Secretary or a Vice President and its Chief Financial Officer, Treasurer or an Assistant Treasurer, dated the Delivery Date, stating that:

            (i)     The representations, warranties and agreements of the Investment Adviser contained herein are true and correct as of the date hereof and as of the Delivery Date; the Investment Adviser has complied with all its agreements contained herein prior to or on the Delivery Date; and the conditions set forth in Section 8 of have been fulfilled;

            (ii)     They have examined the Registration Statement and the Prospectus and, in their opinion (and in forming such opinion each officer may rely on information provided by the other parties to this Agreement) (A) as of the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) as of its date and the Delivery Date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) since the Effective Date, no event has occurred which should have been set forth in a supplement to, or amendment of, the Prospectus which has not been set forth in such a supplement or amendment; and

            (iii)     The Investment Adviser is not (i) in violation of its certificate of limited partnership or limited partnership agreement or other organizational documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (j)     The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (B) since such date, there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company, otherwise than as described or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ARP Shares being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus and in this Agreement.

          (k)     The Company shall have furnished to the Representatives a report showing compliance with the asset coverage requirements of the 1940 Act and the 1940 Act ARP Shares Asset Coverage (as defined in the Registration Statement), dated the Delivery Date and in form and substance satisfactory to the Representatives. Such report shall assume the receipt of the net proceeds from the sale of the ARP Shares and may use portfolio holdings and valuations as of the close of business of any day not more than six business days preceding the Delivery Date, provided, however, that the Company represents in such report that its total net assets as of the Delivery Date have not declined by 5% or more from such valuation date.

          (l)     The Company shall have delivered and the Representatives shall have received evidence satisfactory to it that the ARP Shares are rated at least Aaa by Moody’s Investors Service, Inc. and AAA by Fitch Ratings, Inc., as of the Delivery Date, and subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the ARP Shares by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Rules and Regulations and (ii) no such organization shall have publicly announced that is has under surveillance or review, with possible negative implications, its rating of the ARP Shares.

          (m)     Neither the Company nor the Investment Adviser shall have failed at or prior to the Delivery Date to have performed or complied with any of the agreements contained herein and required to be performed or complied with by them at or prior to the Delivery Date.

          (n)     Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, or any other calamity or crisis as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the ARP Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (o)     The Representatives shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Morrison & Foerster LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (p)     The Company and the Investment Adviser shall have furnished to the Representatives such further certificates, documents and opinions of counsel as the Representatives shall reasonably request (including certificates of officers of the Company and the Investment Adviser).

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     Section 9.     Indemnification and Contribution.

          (a)     The Company and the Investment Adviser shall jointly and severally indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of ARP Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the 1940 Act Notification, (B) in any Preliminary Prospectus, the Prospectus, the Registration Statement or in any amendment or supplement thereto including information deemed to be a part of the Registration Statement pursuant to Rule 430A of the Rules and Regulations, if applicable, or (C) in any Marketing Materials, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the ARP Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Investment Adviser shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Investment Adviser shall be liable in any such case to the extent that any such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Investment Adviser by or on behalf of the Underwriters specifically for inclusion therein which information consists solely of the information specified in Section 9(e); or (ii) results solely from an untrue statement of material fact contained in, or the omission of a material fact from, a Preliminary Prospectus, which untrue statement or omission was corrected in the Prospectus (as then amended or supplemented) if (A) an Underwriter sold ARP Shares to the person alleging such loss, claim, damage, liability or action without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented), (B) within a reasonable amount of time prior to such sale or such confirmation, the Company had furnished to the Underwriters copies of the corrected Prospectus which, if delivered, would have cured the defect giving rise to such loss, claim, damage, liability or action, and (C) that Underwriter failed to deliver such corrected Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company or the Investment Adviser may otherwise have to the Underwriters or to any director, officer, employee or controlling person of the Underwriters.

          (b)     Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Company and the Investment Adviser, each of its officers and employees, each of its directors, and each person, if any, who controls the Company or the Investment Adviser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Investment Adviser or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Investment Adviser by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(e), and shall reimburse the Company or the Investment Adviser and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or the Investment Adviser or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Company or the Investment Adviser or any such director, officer, employee or controlling person.

          (c)     Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel (including local counsel) to represent the indemnified party, and its respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the named parties to any such action, suit or proceeding (including any impleaded parties) include both an indemnified party (and/or its officers, employees, directors and each person who controls the indemnified party within the meaning of the Securities Act) and the indemnifying party and the indemnified party shall have been advised by its counsel that representation of both the indemnified party (and/or its officers, employees, directors and each person who controls the indemnified party within the meaning of the Securities Act) and the indemnifying party would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) and in the reasonable judgment of the indemnified party, it is advisable for the indemnified party and its directors, officers, employees and controlling persons to be jointly represented by separate counsel, (B) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (C) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, (D) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (E) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d)     If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Investment Adviser (treated jointly as one person for this purpose) on the one hand and the Underwriters on the other from the offering of the ARP Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investment Adviser (treated jointly as one person for this purpose) on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Investment Adviser (treated jointly as one person for this purpose) on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the ARP Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the ARP Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the ARP Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Investment Adviser, on one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the ARP Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)     The Underwriters severally confirm and the Company and the Investment Adviser acknowledge that the statements set forth in the last sentence on the front cover page, the name of the Underwriters and paragraphs 4 (“Underwriting Discounts”) and 10 (“Electronic Distribution”) under the section “Underwriting,” in the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company specifically for inclusion in the Registration Statement and the Prospectus.

     Section 10.     Defaulting Underwriters. If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the ARP Shares which the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the number of ARP Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of ARP Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the ARP Shares on the Delivery Date if the total number of ARP Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of ARP Shares to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of ARP

Shares which it agreed to purchase on the Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total number of ARP Shares to be purchased on such Delivery Date. If the remaining Underwriters do not elect to purchase the ARP Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the non-defaulting Underwriters to the extent set forth in Sections 7 and 12. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 10, purchases ARP Shares which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the ARP Shares of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     Section 11.     Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the ARP Shares if, prior to that time, any of the events described in Sections 8(j) or 8(n), shall have occurred or if the Underwriters shall decline to purchase the ARP Shares for any reason permitted under this Agreement.

     Section 12.     Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the ARP Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled or (b) the Underwriters decline to purchase the ARP Shares because of a failure by the Company or the Investment Adviser to perform their respective obligations under this Agreement, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the ARP Shares, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     Section 13.     Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)     if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Department (Fax: 646-758-4231), with a copy, in the case of any notice pursuant to Section 9(c) the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, NY 10022; and with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Anna T. Pinedo, Esq. (Fax: 212-468-7900; Telephone 212-468-8179); and

          (b)     if to the Company or the Investment Advisor, shall be delivered or sent by mail, telex or facsimile transmission to 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067; Attention: David Shladovsky, Esq. (Fax: 310-284-6444; Telephone: 310-284-6438); with a copy to Paul, Hastings, Janofsky & Walker LLP, 55 Second Street, 24th floor, San Francisco, California, 94105, Attention: David A. Hearth, Esq. (Fax: 415-856-7100; Telephone: 415-856-7000).

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters.

     Section 14.     Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Investment Adviser, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Investment Adviser contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 9 of this Agreement shall be deemed to be for the benefit of the Board of Directors, officers and employees of the Company who have signed the Registration Statement and the Investment Adviser and any person controlling the Company or the Investment Adviser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section 15.     Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the ARP Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     Section 16.     Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday or

Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     Section 17.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     Section 18.     Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     Section 19.     Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     Section 20.     Limitation of Liability. A copy of the Charter of the Company is on file with the State Department of Assessments and Taxation of Maryland. This Agreement has been executed on behalf of the Company by an officer of the Company in such capacity and not individually and the obligations of the Company under this Agreement are not binding upon such officer or any of the directors or the stockholders of the Company individually but are binding only upon the assets and property of the Company.

     If the foregoing correctly sets forth the agreement among the Company, the Investment Adviser and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KAYNE ANDERSON MLP INVESTMENT COMPANY
By:
Name:
Title:

KAYNE ANDERSON CAPITAL ADVISORS L.P.
By:
Name:
Title:

Accepted:

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC

By: LEHMAN BROTHERS INC.

By:
Name:     ___________________________________________

          Authorized Representative

Schedule I